Exhibit 99.1

LOCK-UP AGREEMENT

June 30, 2026

Citizens JMP Securities, LLC

Roth Capital Partners, LLC
As Representatives of the several underwriters, if any,

named in Schedule I to the Underwriting Agreement
referred to below

c/o Citizens JMP Securities, LLC

1301 Avenue of the Americas

New York, NY 10019

c/o Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Re: Gloo Holdings, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of the Company’s shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), Class B common stock, par value $0.001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), or securities convertible into, exchangeable for or exercisable for Common Stock (the “Securities”). The Company proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with you as the representatives (the “Representatives”) of the underwriters (the “Underwriters”) with respect to a public offering of the Class A Common Stock (the “Offering”). The undersigned acknowledges that the Offering will be of benefit to the undersigned. The undersigned also acknowledges that you and each other Underwriter will rely on the representations and agreements of the undersigned contained in this letter agreement (the “Lock-Up Agreement”) in connection with entering into the Underwriting Agreement and performing their obligations thereunder.

In consideration of the foregoing and as an inducement to you as underwriters, the undersigned hereby agrees that the undersigned will not, without your prior written consent (which consent may be withheld in your discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) or otherwise dispose of or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) (collectively, a “Disposition”) of any Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date that is 90 days following the date of the final prospectus (the “Prospectus”) for the Offering (the “Lock-Up Period”).

Notwithstanding the foregoing, and subject to the conditions herein, the restrictions in the second paragraph of this Lock-Up Agreement shall not apply to:

(i)
transfers of shares of Class A Common Stock acquired in the Offering or in open market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or voluntarily made during the Lock-Up Period in connection with subsequent sales of Class A Common Stock acquired in the Offering or in such open market transactions;
(ii)
transfers as a bona fide gift or charitable contribution (including any pledge or similar commitment to donate the undersigned’s Securities and/or proceeds from the sale of the undersigned’s Securities to be applied in their entirety as a gift or charitable contribution);
(iii)
transfers to any immediate family member or to any trust for the direct or indirect benefit of the undersigned and/or any immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);
(iv)
transfers to any corporation, partnership, limited liability company or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;
(v)
if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, distributions, transfers or dispositions (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the undersigned (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended), or (b) in the form of a distribution, transfer or disposition to limited partners, limited liability company members, stockholders, affiliates, subsidiaries, beneficiaries or holders of equity interests of the undersigned;
(vi)
if the undersigned is a trust, transfers to the trustor or beneficiary of such trust or to the estate of any beneficiary of such trust;
(vii)
transfers for bona fide estate planning purposes, upon death or by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;
(viii)
transfers of Securities to the Company for the purpose of exercising or settling (including any transfer for the payment of tax withholdings or remittance payments, including estimated taxes, due as a result of such vesting, settlement or exercise of such options, restricted stock units or other rights) on a “net exercise” or “cashless” basis options, restricted stock units or other rights to purchase shares of Common Stock, pursuant to equity awards granted under an equity incentive plan or other equity award arrangement described in the Prospectus, including the documents and exhibits incorporated by reference therein (each a “Plan” and collectively, the “Plans”), or warrants described in the Prospectus (including the documents and exhibits incorporated by reference therein), in each case, to the extent permitted by the instruments representing such equity awards or warrants, and only in an amount necessary to cover the applicable exercise price or tax withholding obligations, including estimated taxes, of the undersigned in connection with the vesting, settlement or exercise so long as the “net exercise” or “cashless exercise” is effected solely by the surrender of outstanding equity awards or warrants (or the Common

Stock issuable upon the exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations; provided that any shares of Common Stock received as a result of such exercise, vesting or settlement shall remain subject to the terms of this Lock-Up Agreement;
(ix)
transfers to a nominee or custodian to whom a disposition or transfer would be permissible under clauses (ii) through (vii);
(x)
transfers by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce decree, divorce settlement, separation agreement or other court order or order of a regulatory agency;
(xi)
transfers, sales, tenders or other dispositions of shares of Common Stock or Securities pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock or involving a Change of Control (as defined below); provided that if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any shares of Common Stock or Securities subject to this Lock-Up Agreement shall remain subject to the restrictions contained herein (for purposes of this clause (xi), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Offering), of Securities if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own at least a majority of the outstanding voting securities of the Company (or the surviving entity, as applicable));
(xii)
the establishment or modification of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities (a “10b5-1 Plan”); provided that (a) such 10b5-1 Plan does not provide for the transfer of Securities during the Lock-Up Period (except as otherwise allowed pursuant to this Lock-Up Agreement) and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or modification of such 10b5-1 Plan during the Lock-Up Period, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such 10b5-1 Plan during the Lock-Up Period (except as otherwise allowed pursuant to this Lock-Up Agreement);
(xiii)
transfers, conversions, reclassifications, redemptions or exchanges of the undersigned’s Securities in connection with the Offering and any other reclassification or conversion of Common Stock, provided that any such shares of Common Stock received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement;
(xiv)
transfers of Securities to the Company pursuant to arrangements under which the Company has the option or obligation to repurchase, reclassify, redeem, convert or exchange such Securities or a right of first refusal with respect to such Securities; and
(xv)
transfers as permitted with the prior written consent of the Representatives;

provided that (a) in the case of any transfer pursuant to clauses (ii)-(vii), and (ix)-(x) each donee, distributee, transferee or acquirer shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up

Agreement, (b) in the case of any transfer pursuant to clauses (ii)-(x) and (xiii)-(xiv), any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall clearly indicate in the footnotes thereto the nature of the transaction, and (c) in the case of any transfer or distribution pursuant to clauses (ii)-(vii) and (ix), such transfer or disposition shall not involve a disposition for value.

For the avoidance of doubt, this Lock-Up Agreement shall not restrict the delivery of shares of Common Stock to the undersigned upon exercise of any options or settlement of any restricted stock units or other equity awards granted under any equity incentive plan of the Company; provided that any shares of Common Stock acquired in connection with any such exercise or settlement will be subject to the restrictions set forth in this Lock-Up Agreement.

Except for the allowable Dispositions described herein, the undersigned further agrees that, without the prior written consent of the Representatives, he, she or it may not engage in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

This Lock-Up Agreement will be deemed to have been made and delivered in the State of New York, and both the binding provisions of this Lock-Up Agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Lock-Up Agreement will be instituted exclusively in the courts located in the City of New York, State of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the City of New York, State of New York, in any such suit, action or proceeding, waiving any, and agreeing not to assert any, basis for seeking transfer or removal of such action to any other court, whether federal or state, unless the New York court in which such action or proceeding was commenced first declines jurisdiction. The undersigned further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the undersigned mailed by certified mail to the undersigned’s address will be deemed in every respect effective service of process upon the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Nothing in this Lock-Up Agreement shall constitute an obligation to purchase Common Stock or Securities of the Company. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

This Lock-Up Agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (i) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the date that the Company files an application with the U.S. Securities and Exchange Commission to withdraw the registration statement related to the Offering before the execution of the Underwriting Agreement, (iii) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Class A Common Stock to be sold thereunder, the date that the Underwriting Agreement is terminated or (iv) July 31, 2026 if the Offering has not been completed by such date; provided that the Company may by written notice to the undersigned prior to July 31, 2026 extend such date for a period of up to an additional three months).

In the event that any Representative withdraws from or declines to participate in the Offering, references to such Representative contained in this Lock-Up Agreement shall be deemed to refer to the remaining Representative that continues to participate in the Offering (the “Remaining Representative”), and, in such event, any written consent, waiver or notice given or delivered in connection with this Lock-Up Agreement by the Remaining Representative shall be deemed to be sufficient and effective for all purposes under this Lock-Up Agreement.

This Lock-Up Agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

Very truly yours,

SCOTT BECK

By: /s/ Scott Beck________________
(duly authorized signature)

Address:

831 Pearl Street

Boulder, CO 80302

Email: sbeck2@gloo.us